UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2015

LMP Real Estate Income Fund Inc.

(Exact name of registrant as specified in its charter)

Maryland	811-21098	03-0460657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

620 Eighth Avenue, New York, NY		10018
(Address of principal executive offices)		(Zip Code)

(888) 777-0102

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

LMP Real Estate Income Fund Inc. (NYSE: RIT) (the “Fund”) today announced that the Fund’s Board of Directors intends to pursue a conversion of the Fund from a closed-end fund to an open-end fund (the “Conversion”), subject to satisfaction of legal and regulatory requirements. It is anticipated that the conversion will be effected through a merger with a newly formed open-end fund. Conversion of the Fund will require approval of the Fund’s Board of Directors and then stockholder approval. If the Conversion is approved by stockholders and consummated, stockholders of the Fund would become stockholders of a new open-end mutual fund and would have the ability to redeem their shares at net asset value, subject to certain conditions including the imposition of a redemption fee of 1% for one year after the Conversion. The open-end fund is expected to have an investment objective of total return rather than high current income and to invest in a broader universe of real estate and real estate-related companies.

The Fund also announced that Bulldog Investors, LLC (“Bulldog”) and the Fund have entered into a Settlement Agreement (the “Agreement”) pursuant to which Bulldog has agreed vote in favor of (i) the Conversion, (ii) any routine management proposal, including a proposal relating to the election of directors or selection of auditors and (iii) the Board’s recommendation on any proposal submitted by a stockholder.

In connection with the proposal to open-end the fund, if approved by the Board, the Fund will file a proxy statement with the SEC. INVESTORS AND STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. When filed with the SEC, the proxy statement and other documents filed by the Fund will be available free of charge at the SEC’s website, http://www.sec.gov. Stockholders can also obtain copies of these documents, when available, for free by calling the Fund at 1-888-777-0102.

The Fund, its directors and executive officers and the Fund’s investment adviser, members of its management and employees may be deemed to be participants in the Fund’s solicitation of proxies from its stockholders in connection with the proposed potential merger. Information concerning the interests of the participants in the solicitation will be set forth in the Fund’s proxy statement and stockholder reports on Form N-CSR, to be filed with the SEC.

For more information, please call 1-888-777-0102 or consult the Fund’s web site at www.lmcef.com.

This communication is not intended to, and shall not, constitute an offer to purchase or sell shares of RIT or the open-end fund; nor is the press release intended to solicit a proxy from any stockholder of RIT or the open-end fund.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of the Exhibit

99.1	Press Release of the Fund, dated September 30, 2015

99.2	Settlement Agreement, dated September 30, 2015, between the Fund and Bulldog

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: September 30, 2015

LMP Real Estate Income Fund Inc.

By:	/s/ George P. Hoyt
George P. Hoyt
Assistant Secretary

Index to Exhibits

Exhibit Number	Description of the Exhibit

99.1	Press Release dated September 30, 2015

99.2	Settlement Agreement, dated September 30, 2015, between LMP Real Estate Income Fund Inc. and Bulldog Investors, LLC